UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2006

ENCISION INC.

(Exact name of registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 10, 2006, ENCISION INC., a Colorado corporation (the “Company”), as Borrower, entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank, a California corporation (“SVB”), as Bank.  The Loan Agreement provides the Company with a secured revolving line of credit of $2 million (the “Revolving Line”).  The Revolving Line matures and is payable in full on November 10, 2009.  The Company may use up to $300,000 of the Revolving Line for certain cash management services of SVB.  The Company’s borrowings under the Revolving Line are limited by the Company’s eligible receivables and inventory at the time of each borrowing.  The Company may terminate the Loan Agreement upon three business days notice to SVB, so long as the Company satisfies all of its obligations to SVB under the Loan Agreement and pays SVB a $20,000 termination fee.  No termination fee is due upon the Company’s termination of the Loan Agreement if the Revolving Line is replaced with another credit facility from another division of SVB.

Borrowings made by the Company under the Loan Agreement accrue interest at a per annum rate equal to 1.25% above SVB’s most recently announced “prime rate.”  The Company must also pay SVB (a) a one-time non-refundable facility fee of $20,000, (b) a monthly unused revolving line facility fee equal to 0.35% per annum of the average unused portion of the Revolving Line, payable throughout the term of the Revolving Line, (c) a monthly collateral monitoring fee of $750, payable only upon a quick-ratio requirement default, and (d) all bank expenses incurred throughout the term of the Loan Agreement.

Under the Loan Agreement, the Company granted SVB a security interest in all of the Company’s assets, including the Company’s intellectual property.  The Loan Agreement contains financial covenants that require the Company to maintain a maximum losses/minimum profitability amount and a minimum quick-ratio.  The Loan Agreement also contains restrictive covenants, that, among other things, limit the Company’s ability to incur additional debt or liens, pay dividends, sell assets, make investments, or merge with another company.

The Loan Agreement specifies events of default customary to facilities of its type, including any non-payment of principal, interest or other amounts, misrepresentations of representations and warranties, violation of covenants, certain events of bankruptcy or insolvency, certain material judgments, seizure of assets, or other material adverse changes.  Upon the occurrence of an event of default, the payment by the Company of all of its outstanding obligations may be accelerated, and SVB’s commitments under the Loan Agreement may be terminated.

In connection with the Loan Agreement, the Company also issued to SVB warrants (the “Warrants”) to purchase an aggregate of 28,000 shares of the Company’s common stock at a per share exercise price of $2.75.  The Warrants expire on November 10, 2011.

The description of the Loan Agreement is qualified in its entirety by the Loan Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                                                                                 Exhibits.

10.1                                                                           Loan and Security Agreement, dated as of November 10, 2006 by and between ENCISION INC., as Borrower, and Silicon Valley Bank, as Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.
(Registrant)
Date November 16 2006
/s/ Marcia K. McHaffie
Marcia K. McHaffie
Controller
Principal Accounting Officer